UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported):  April 26, 2010


                            URANIUM RESOURCES, INC.
                            -----------------------
             (Exact name of registrant as specified in its charter)


   Delaware                    0-17171                           75-2212772
---------------            ----------------                  -------------------
(State or other            (Commission File                   (I.R.S. Employer
jurisdiction of                Number)                       Identification No.)
incorporation)

    405 State Highway 121 Bypass, Building A, Suite 110                75067
                    Lewisville, TX
          (Address of principal executive offices)                    Zip Code


                                 (972) 219-3330
                                 --------------
              (Registrantt's telephone number, including area code)



         (Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

     On April 26, 2010, the Registrant mailed its letter to shareholders dated April 21, 2010, along with the its Annual Report on Form 10-K for 2009, to all shareholders of record as of April 23, 2010. In the letter the Registrant disclosed that it had $3.8 million in cash at the end of March 2010. Furthermore, the Registrant disclosed it had targeted a $6 million annual burn rate, or $500,000 per month, for its core business operations as part of the cost reduction and cash preservation program which was put in place in late-2008 and continued in 2009. During the first quarter of 2010 the Registrant incurred certain non-routine expenditures for legal matters, trailing operations activities and South Texas project-related costs that kept it from reaching the target. The Registrant is striving to meet this rate in the second quarter of 2010; however, in order to be in a solid position for the return of the uranium market and to address certain legal issues, the target may be attainable, but not sustainable throughout the year. That means the Registrant will need to enhance its cash position in the near future.

     The Registrant also disclosed in the letter to shareholders that, if it doesn't regain compliance with the minimum bid price rule by July 7, 2010, NASDAQ will provide the Company with written notification that its common stock is subject to delisting from the NASDAQ Global Market. At that time, the Company will seek an additional grace period of another 180 calendar days by applying for listing on the NASDAQ Capital Market if it meets all initial listing requirements, with the exception of the bid price. The Registrant believes it currently meets such requirements, but cannot be assured of the outcome of such a request. The Registrant previously disclosed that it had received in January 2010 a letter from the NASDAQ Stock Market regarding the delisting of its shares for failure to meet the exchange's requirements for continued listing on the Global Market because the closing bid price for its shares had fallen below $1.00 for thirty consecutive trading days.


Item 9.01. Financial Statements and Exhibits

     Exhibit 99.1 Letter to Shareholders dated April 21, 2010

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              URANIUM RESOURCES, INC.




Date: April 26, 2010                  /s/  Thomas  H.  Ehrlich
                                      ------------------------
                                      Thomas H. Ehrlich
                                      Vice President and Chief Financial Officer


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EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------
Exhibit 99.1          Letter to Shareholders dated April 21, 2010